UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

                 POST EFFECTIVE AMENDMENT NO. 1
               TO FORM SB-2 REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933


                       Le Gourmet Co., Inc.
          (Name of small business issuer in its charter)

        Nevada                  5961               75-3025152
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                           8343 East Earll
                      Scottsdale, Arizona 85251
                            (602) 628-4915
      (Address and telephone number of principal executive offices)

                           8343 East Earll
                      Scottsdale, Arizona 85251
                            (602) 628-4915
              (Address of principal place of business or
                intended principal place of business)

                          Michelle R. Quinlan
                            8343 East Earll
                      Scottsdale, Arizona 85251
                            (602) 628-4915
     (Name, address and telephone number of agent for service)

                            Copies to:
                 NevWest Securities Corporation
               2654 West Horizon Ridge Pkwy, Suite B-3
                       Henderson, NV 89052
                         (702) 257-4660

                       Le Gourmet Co., Inc

        DEREGISTRATION OF A PORTION OF UNSOLD SECURITIES

The SB-2 Registration Statement filed by Le Gourmet Co., Inc. ("the Company") and deemed effective by the Securities Exchange Commission (the "SEC") as of August 6, 2002, offered a minimum of 500,000 and a maximum of 2,000,000 shares of the Company's $0.001 par value common stock at a price of $0.05 per share pursuant to a self-underwritten offering. A total of 500,000 shares were sold by the Company to twenty investors in conjunction with the registered offering for an aggregate of $25,000.00.

This  Post-Effective  Amendment No.  1  is  filed  to  deregister
1,500,000 shares representing the unsold portion of the stock to be offered by the Company.


                           SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this this Post Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Scottsdale, State of Arizona on September 25, 2002.

                      Le Gourmet Co., Inc.
                          (Registrant)

          By: /s/ Michelle R. Quinlan, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature               Title                  Date

  /s/ Michelle R.       President & CEO,     September 25, 2002
      Quinlan               Director
Michelle R. Quinlan

   /s/ Michael G.          Secretary,        September 25, 2002
      Quinlan         Treasurer, Director
 Michael G. Quinlan

   /s/ Michael G.     Principal Financial    September 25, 2002
      Quinlan               Officer
 Michael G. Quinlan

   /s/ Michael G.     Principal Accounting   September 25, 2002
      Quinlan               Officer
 Michael G. Quinlan